Exhibit 10.11

EXECUTION COPY

COMPANY INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT (“Agreement”) is dated and made as of July 30, 2007, by Orthovita, Inc., a Pennsylvania corporation (the “Grantor”), in favor of LB I Group Inc., a Delaware corporation (the “Collateral Agent”), for the benefit of holders of those certain 10% Senior Secured Promissory Notes described in the Note Purchase Agreement (as defined below).

WITNESSETH:

WHEREAS, the Grantor, is entering into that certain Senior Secured Note and Warrant Note Purchase Agreement, dated as of even date herewith (as the same may be amended, modified, supplemented or restated from time to time, the “Note Purchase Agreement”), with the Collateral Agent and certain other Purchasers (as defined therein), pursuant to which the Purchasers have agreed to furnish debt financing to the Grantor by way of the purchase of (i) the Borrower’s senior secured notes and (ii) warrants to purchase the Grantor’s Common Stock;

WHEREAS, it is a condition precedent to the effectiveness of the Note Purchase Agreement that the Grantor shall have executed this Agreement and made the grant of collateral in favor of the Collateral Agent, as contemplated hereby; and

WHEREAS, this Agreement is given and is intended to provide additional security for the Obligations (as defined in the Note Purchase Agreement).

NOW, THEREFORE, in consideration of the premises and to induce the Purchasers and the Collateral Agent to enter into the Note Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby agrees with the Collateral Agent as follows:

AGREEMENT

1. Definitions. Unless the context otherwise requires, all terms used but not expressly defined herein shall have the meanings given to them in the Note Purchase Agreement or, if they are not defined in the Note Purchase Agreement but are defined in the UCC, they shall have the same meaning herein as in the UCC.

2. Grant of Security Interest. To secure the Obligations under and as defined in the Note Purchase Agreement, Grantor grants and pledges to the Collateral Agent, and Collateral Agent hereby accepts, for the benefit of the holders of the Notes, a security interest in all of Grantor’s right, title and interest in, to and under its Intellectual Property (including without limitation those Copyrights, Patents, Trademarks and Mask Works listed on Schedules A, B, C, and D hereto), and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof.

3. General. This security interest is granted in conjunction with the security interest granted to the Collateral Agent for the benefit of the holders of Notes under the Note Purchase Agreement. The rights and remedies of the Collateral Agent with respect to the security interest granted hereby are in addition to those set forth in the Company Security Agreement and the other Related Documents, and those which are now or hereafter available to the Collateral Agent as a matter of law or equity. Each right, power and remedy of the Collateral Agent provided for herein or in the Company Security Agreement or any of the other Related Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by the Collateral Agent of any one or more of the rights, powers or remedies provided for in this Agreement, the Company Security Agreement or any of the other Related Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including the Collateral Agent, of any or all other rights, powers or remedies.

4. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, including Section 5-1401 of the General Obligations Law of said State.

[Signature Pages Follow]

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the              day of              in the year 2007 before me, the undersigned, a Notary Public in and for said state, personally appeared                                                              , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed within the foregoing instrument and acknowledged to me that _he executed the same.

Notary Public

Company Intellectual Property Security Agreement

IN WITNESS WHEREOF, the parties have cause this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

GRANTOR:

ORTHOVITA, INC.

By:	/s/ Antony Koblish
Name:	Antony Koblish
Title:	President & CEO

COLLATERAL AGENT:

LB I GROUP INC.

By:	/s/ Jeffrey Ferrell
Name:	Jeffrey A Ferrell
Title:	Vice President

Company Intellectual Property Security Agreement